CONSULTING AGREEMENT
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Consulting Agreement made as of May 7, 2003, between T & G2, a Nevada corporation with offices at 65 La Grande Ave., Berkeley Heights, NJ 07922 and 3rd Millennium Management, a Delaware corporation with offices at 30 Two Bridges Road, Suite 205, Fairfield, NJ 07004 (3rd Millennium).

T & G2 is in need of assistance in developing its strategic plans, gaining access to business opportunities, and other management functions, and 3rd Millennium is experienced in these areas and is capable of providing valuable services to T & G2.

Therefore, it is agreed:

1.   SERVICES. During the Term of this Agreement, 3rd Millennium shall provide
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     advise to T & G2's management and shall consult with T & G2 concerning management of sales and marketing resources, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of T & G2, expansion of services, acquisitions and business opportunities. 3rd Millennium shall also review and advise T & G2 regarding its overall progress, needs and condition. 3rd Millennium agrees to provide on a timely basis the following enumerated services plus any additional services contemplated hereby:

a) The implementation of short-range and long-term strategic planning to fully develop and enhance T & G2's assets, resources, products and services:

b) The implementation of a marketing program to enable T & G2 to broaden the markets for its products and promote the image of T & G2 and its products and services;

c) Advice to T & G2 regarding the recruitment and employment of key executives consistent with the expansion of operations of T & G2;

d) The identification, evaluation, structuring, negotiating, and closing of joint ventures, strategic alliances, business acquisitions, and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

e) Advice and recommendations regarding corporate financing including the structures, terms, and content of bank loans, institutional loans, private debt funding, mezzanine financing, and other equity financing.

2.   TERM. The term ("Term") of this Agreement shall commence on the date hereof
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     and shall terminate on the one year anniversary of the execution of this
     Agreement.





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3.   COMPENSATION. As full compensation for the services to be rendered
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     hereunder, T & G2 shall issue to 3rd Millennium two hundred fifty thousand
     (250,000) shares at par value and one million seven hundred fifty thousand (1,750,000) shares of its common stock, at the greater of six cents ($0.06) or twenty (20) percent discount to the five (5) day trading price of T & G2 at the time of exercise. The options may be exercised in whole or part at anytime during the term of this Agreement. The shares will be issued in accordance with the terms of equity plans that have been registered with the Securities and Exchange Commission in a Registration Statement on Form S-8, which shall be effective on the date on which the shares are issued.

4.   CONFIDENTIALITY. 3rd Millennium will not disclose to any person, firm or
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     corporation, nor use for its own benefit, during or after the Term of the
     Consulting Agreement, any trade secrets or other information designated as confidential by T & G2 which is acquired by 3rd Millennium in the course of performing services hereunder. Any financial advice rendered by 3rd Millennium pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of T & G2.

5.   INDEMNIFICATION. T & G2 hereby agrees to indemnify and hold 3rd Millennium
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     and its officers and affiliates harmless from and against all losses, claims, damages, liabilities, costs or expenses, including reasonable attorney's fees (collectively, "Liabilities") arising from the performance of this Consulting Agreement. This indemnity shall not apply, however, and 3rd Millennium shall indemnify and hold T & G2, its affiliates, control persons, officers, and employees and agents harmless from and against all Liabilities arising from gross recklessness or willful misconduct by 3rd Millennium in the performance of its services hereunder.

6.   INDEPENDENT CONTRACTOR. The relationship between 3rd Millennium and T & G2
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     is that of independent contractors. 3rd Millennium shall not hold itself out as an agent of T & G2, nor shall it take any action from which others might infer that it is an agent of T & G2 or that it is engaged in a joint venture with T & G2.

7.   MISCELLANEOUS. This Consulting Agreement sets forth the entire
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     understanding of the parties relating to the subject matter hereof, and supersedes any prior communications, understandings or agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by both parties. This Consulting Agreement shall be governed by the laws of the State of New Jersey applicable to contracts made and to be performed therein.

8.   NOTICES. Any notice required or permitted hereunder shall be given in
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     writing, and shall be deemed effectively given upon personal delivery or one business day after tender to an overnight delivery service of national reputation, addressed to the parties at the address set forth at the start of this Agreement, or at such other addresses as a Party may designate by ten days advance written.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set
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forth at the start of this Agreement.

T & G2                                    3rd MILLENNIUM MANAGEMENT
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By:                                       By:
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   James Farinella, CEO                      Manuel Bello, CEO






































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                                  ATTACHMENT A
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     It is hereby acknowledged that the compensation for the services identified in the foregoing Agreement will be in the form of T&G2, Inc. Class A Common Stock registered on From S-8. Accordingly, the Consultant represents that the services to be performed under the Agreement are eligible services as required by Form S-8, and that the stock, when issued, must be issued in the name of a "natural person" as defined by the applicable securities laws.

     The Consultant  represents that none of the compensation received hereunder
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is for  promoting  or  maintaining  a market  in the  stock of  T&G2,  Inc.  The
Consultant,  under the terms of this  Agreement  is not being  retained  to find
                                                    ---
investors; provide investor relations or shareholder communication services; promote T&G2, Inc.'s stock through newsletters; or as part of a capital raising scheme.

     Additionally, the Consultant represents that, with regard to the stock to be registered as compensation for the services rendered hereunder, (i) neither T&G2, Inc., or a promoter of its stock, will direct the resale in the public market of the stock received under this Agreement as compensation; and (ii) T&G2, Inc. will not receive any portion of the proceeds of the resale of the stock issued as compensation hereunder.

     The Consultant acknowledges that T&G2, Inc., and its counsel, will rely on these representations when filing the Form S-8 to register the shares that are received as compensation.




                                                  CONSULTANT



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